NEITHER THIS DEBENTURE NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS DEBENTURE NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE DEBENTURES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

                                 ROOMLINX, INC.

                              CONVERTIBLE DEBENTURE


                                                                   March 2, 2005


$XXXXX.00

      FOR VALUE RECEIVED, the undersigned RoomLinX Inc., a Nevada corporation (referred to herein as "Borrower" or the "Company"), promises to pay to the order of [Lender], with an address at [lender's address] ("Lender"), the principal sum of [ ] and 00/100 Dollars ($XX,XXX.00), or such lesser principal amount as is then outstanding on the earlier of 180 days from the date hereof or such date that the Company consummates a financing with gross cash proceeds of at least $1,000,000 (the "Maturity Date"), and interest thereon at a rate equal to eleven percent (11%) per annum (the "Interest Rate"), payable at maturity. The principal balance then outstanding under this convertible debenture ("Debenture") plus accrued but unpaid interest shall be paid in full on the Maturity Date along with payment of any other amounts due hereunder. Neither principal nor interest may be prepaid in whole or in part without the prior written consent of the Lender.

      Notwithstanding any other provision hereof, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. All amounts due hereunder are payable in lawful money of the United States of America to the Lender at the address above indicated.

      This is the Debenture referred to in the Securities Purchase Agreement ("Securities Purchase Agreement"), to be executed by the Borrower and Lender as of the date hereof. The terms and conditions of the Securities Purchase Agreement and all other documents and instruments delivered in connection therewith, including, without limitation, the Registration Rights Agreement (collectively, the "Loan Documents") are incorporated by reference herein and made a part hereof. The execution and delivery of the Loan Documents shall not be a condition to the effectiveness of this Debenture upon execution and delivery hereof by the Borrower. The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Debenture. This Debenture constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms. Notwithstanding anything contained herein or in the Loan Documents, this Debenture shall be in default and Lender shall have all rights and remedies available to it under the law, in the event that Borrower shall not pay any amounts hereunder when due. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Securities Purchase Agreement.

      Section 1. (a) At any time from the date hereof through the date that this Debenture is paid in full, Lender shall have the right, in its sole discretion, to convert the principal balance of this Debenture then outstanding plus accrued but unpaid interest, in whole or in part, into shares of Common Stock, par value $.001 per share ("Common Stock") of the Borrower at a conversion price equal to $.075 per share of Common Stock, subject to adjustment as provided herein (the "Conversion Price").

      (b) Lender may convert this Debenture at the then applicable Conversion Price by the surrender of this Debenture (properly endorsed) at the principal office of the Borrower, or at such other agency or office of the Borrower in the United States of America as the Borrower may designate by notice in writing to the Lender at the address of Lender appearing herein. The Lender shall effect conversions by delivering to the Borrower the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of Debenture to be converted and the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Lender shall not be required to physically surrender Debentures to the Borrower unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the principal amount converted and the date of such conversions. The Lender and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof. In the event of the conversion of all or a portion of this Debenture, a certificate or certificates for the securities so converted, as applicable, registered in the name of the Lender, shall be delivered to the Lender as soon as practicable after the receipt by Borrower of this Debenture and Lender's written request for conversion.

      (c) In addition to the conversion rights above, the Lender shall have the right, in its sole discretion, to convert the principal balance of this Debenture then outstanding plus accrued but unpaid interest, in whole or in part, into equity securities of the Borrower being issued in any private offering of equity securities of the Company consummated prior to the Maturity Date, upon the terms and conditions of such offering, at a conversion price equal to the lower of (i) the purchase price paid by such investors in such private offering or (ii) a purchase price for such equity securities calculated based on an assumption that the lowest underlying conversion price of such equity securities is equal to the then effective Conversion Price.

      Section 2. If the Borrower, at any time while this Debenture is outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

      In case of any consolidation or merger of the Borrower with or into another corporation or the conveyance of all or substantially all of the assets of the Borrower to another corporation, this Debenture shall thereafter be convertible (to the extent such conversion is permitted hereunder) into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Borrower deliverable upon conversion of this Debenture would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of this Debenture, to the end that the provisions set forth herein shall be thereafter applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

      Section 3. (a) If the Borrower at any time while this Debenture is outstanding shall issue, or be deemed to have issued (a "Triggering Issuance"), Additional Shares of Common Stock (as hereinafter defined) without consideration or for consideration per share of Common Stock less than the then applicable Conversion Price (the "Dilutive Price") in effect immediately prior to such issuance, then forthwith upon the occurrence of any such event (the "Dilutive Event"), if such Triggering Issuance occurs prior to the 60th day following the consummation of a subsequent financing by the Company with gross cash proceeds of at least $3,000,000 (the "Qualified Offering"), then the Conversion Price shall be reduced so that the Conversion Price in effect immediately following the Dilutive Event will equal the Dilutive Price; if such Triggering Issuance occurs after the 60th day following the consummation of a Qualified Offering, then the Conversion Price in effect immediately following the Dilutive Event will equal a price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the aggregate offering price for such Dilutive Issuance (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance.

        As used herein:

            "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed to be issued by the Borrower after the date hereof which represent a Triggering Issuance. If the Borrower issues any Options or Convertible Securities (as hereinafter defined), the maximum number of shares of Common Stock issuable thereunder shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, if the consideration per share of such Additional Shares of Common Stock (as hereinafter determined) is less than the then-applicable Conversion Price, until such time as such Options or Convertible Securities shall terminate or be exercised or converted into Common Stock, upon which time the number of shares of Common Stock actually thereupon issued shall be deemed to be Additional Shares of Common Stock. The Borrower shall be deemed to have issued the maximum number of shares of Common Stock potentially underlying any Options or Convertible Securities. Notwithstanding the foregoing, no issuance or deemed issuance nor Common Stock or options or warrants to purchase Common Stock issued to (i) officers, directors or employees of or consultants to the Borrower pursuant to any compensation agreement, plan or arrangement or the issuance of Common Stock upon the exercise of any such options or warrants, provided such securities were issued prior to the date hereof or pursuant to a stock option plan that was approved by the board of directors and stockholders of the Borrower or were assumed in a merger or other business combination by the Borrower;
            (ii) upon conversion of existing convertible securities outstanding as of the date hereof or this Debenture; (iii) upon exercise of outstanding warrants existing as of the date hereof; and (iv) in connection with a business acquisition where the stockholders of the Borrower prior to such acquisition own 50% or more of the Common Stock of the Borrower following such acquisition, or to an institution or bank lender or licensor of tangible or intangible property in connection with a loan transaction or equipment lease or licensing transaction (provided that the primary purpose of any such equipment lease or licensing transaction is not raising capital), shall be deemed the issuance of Additional Shares of Common Stock.

            "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

            "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

      With respect to Options and Convertible Securities, "consideration" per share of Additional Shares of Common Stock shall be determined by adding (x) the aggregate consideration received upon issuance of the Options or Convertible Securities divided by the number of shares receivable upon the exercise or conversion thereof and (y) the minimum possible consideration per share received or to be received per share upon the exercise, conversion or exchange of such Options or Convertible Securities for shares of Common Stock. Common Stock outstanding as of a given date shall be the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

      Upon the occurrence of each adjustment or readjustment of the Conversion Price hereunder, the Borrower at its expense promptly shall compute such adjustment or readjustment and furnish to the holder of this Debenture a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

      Section 4. This Debenture and any of the rights granted hereunder are freely transferable by the Lender, in its sole discretion, subject to federal and state securities law restrictions, if any.

      Section 5. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of this Debenture. The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Debenture other than such as have been met or obtained. The execution, delivery and performance of this Debenture and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Borrower or any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

      Section 6. Upon a conversion hereunder the Borrower shall not be required to issue stock certificates representing fractions of shares of the Common Stock, and in lieu of any fractional shares which would otherwise be issuable, the Borrower shall issue the next highest whole number of shares of Common Stock.

      Section 7. If (i) the Borrower shall declare a dividend (or any other distribution) on the Common Stock; (ii) the Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Borrower shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Borrower is a party, any sale or transfer of all or substantially all of the assets of the Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Borrower; then, in each case, the Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Lender at its last address as shall appear upon the debenture records of the Borrower, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Lender is entitled to convert this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

      Section 8. The issuance of certificates for shares of the Common Stock or other securities on conversion of this Debenture shall be made without charge to the Lender for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender and the Borrower shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower or its designee the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

      Section 9. Any payment of principal or interest which remains unpaid for more than five (5) days after such payment is due shall be subject to a cash penalty equal to one and one half percent (1.5%) compounded monthly, for each month that payment in full is not received up to a maximum of eight percent (8%). Notwithstanding anything herein to the contrary, in the event this Debenture is not paid in full or converted on or prior the Maturity Date, interest at the Interest Rate shall compound on a monthly basis, commencing immediately following such Maturity Date.

      Borrower agrees that in the event any amounts due and payable hereunder are collected by law or through an attorney at law, to pay all costs of collection, including, without limitation, reasonable attorney's fees.

      Nothing herein shall limit any right granted to Lender by any other instrument or document or by law or equity.

      The undersigned for itself, and its respective successors and assigns, hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Debenture.

      Section 10. Each of the following events, if occurring while any of the principal or interest of this Debenture remains unpaid, shall constitute an "Event of Default" hereunder:

(a) The Borrower shall fail to pay the principal or interest of this Debenture or any other amounts payable to the Lender hereunder when due whether at scheduled maturity, upon acceleration or otherwise.

(b) Any representation or warranty made or deemed to be made by the Borrower (or any of its officers, directors, employees or agents) under or in connection with this Debenture or in any Loan Document shall prove to have been false or incorrect in any material respect when made.

(c) The Borrower shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach of any of the Loan Documents, which failure or breach is not cured, if possible to cure, within the earlier to occur of (A) 5 business days after notice of such default is sent by the Lender or by any other Lender and (B) 10 business days after the Borrower shall become or should have become aware of such failure or breach.

(d) The Borrower or any of its active subsidiaries shall commence, or there shall be commenced against the Borrower or any such active subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any active subsidiary thereof or there is commenced against the Borrower or any active subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Borrower or any active subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any active subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any active subsidiary thereof makes a general assignment for the benefit of creditors; or the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any active subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Borrower or any active subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any active subsidiary thereof for the purpose of effecting any of the foregoing;

      Immediately upon the occurrence of an Event of Default, at Lender's option, (i) the Maturity Date shall be deemed to have occurred automatically and
(ii) the entire principal amount of this Debenture then outstanding, all other amounts payable by the Borrower hereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, anything herein to the contrary notwithstanding.

      Section 11. Any and all notices or other communications or deliveries to be provided by the Lender hereunder, including, without limitation, any conversion notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Borrower, 401 Hackensack Ave., 3rd Floor, Hackensack, NJ 07601, with a copy to Lowenstein Sandler, P.C., 65 Livingston Avenue, Roseland, NJ 07068, Attn: Peter H. Ehrenberg, Esq., or such other address or facsimile number as the Borrower may specify for such purposes by notice to the Lender delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Borrower hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Lender at the address of such Lender appearing on the books of the Borrower, or if no such address appears, at the principal place of business of the Lender. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

      Section 12. Upon the occurrence and during the continuation of an Event of Default and the declaration of the Maturity Date, the Lender shall have, in addition to all other rights and remedies under this Agreement, this Debenture and related documents, all other rights and remedies provided under each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

      Section 13. This Debenture and the provisions hereof are to be construed according to and are governed by the laws of the State of New York, without regard to principles of conflicts of laws thereof.

      IN WITNESS WHEREOF, the Borrower has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                         ROOMLINX, INC.


                                         By:____________________________________
                                         Name:  Frank Elenio
                                         Title: Chief Financial Officer

                                     ANNEX A

                              NOTICE OF CONVERSION
                          To Be Executed by the Holder
                            in Order to Convert Note

      The undersigned Lender hereby elects to convert $__________ currently outstanding and owed under the Convertible Debenture issued to [______________] at a Conversion Price of $_______ (the "Debenture") and to purchase ___________ shares of Common Stock of RoomLinX, Inc. issuable upon conversion of such Debenture, and requests that certificates for such securities shall be issued in the name of:


___________________________________________________________
(please print or type name and address)

___________________________________________________________
(please insert social security or other identifying number)

and be delivered as follows:


___________________________________________________________
please print or type name and address)

___________________________________________________________
(please insert social security or other identifying number)


[NAME OF LENDER]

By:________________________________________________________

Name:
Title:

Conversion Date:___________________________________________